EXHIBIT 10.6
Execution Version
OWNER GUARANTY
This Guaranty (the “Guaranty”) is made as of October 27, 2020, by California Resources Corporation, a corporation formed under the laws of Delaware and having an office at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355 (“Guarantor”), to and for the benefit of Wilmington Trust, National Association, having an office at 1100 North Market Street, Wilmington, DE 19890, as Collateral Agent (as defined below) for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Beneficiary”).
WHEREAS:
A.    EHP Midco Holding Company, LLC (“Issuer”), has entered into that certain Note Purchase Agreement, dated as of October 27, 2020 (the “Note Purchase Agreement”), among Issuer, the Purchasers party thereto and Wilmington Trust, National Association, as the collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”);
B.     Guarantor has entered into that certain Sponsor Support Agreement, dated October 27, 2020, among Guarantor, Issuer and Elk Hills Power, LLC, a Delaware limited liability company (the “Sponsor Support Agreement”);
C.    Pursuant to the Note Purchase Agreement, Guarantor is required to deliver to Beneficiary a guaranty agreement in favor of the Secured Parties and Guarantor is required to perform certain payment and performance obligations under the Sponsor Support Agreement;
D.    Guarantor owns (directly or indirectly) 100% of the membership interests of Issuer; and
E.    Through its (direct or indirect) ownership of Issuer, Guarantor acknowledges that it will derive substantial benefit from the extensions of credit under the Note Purchase Agreement and the other Note Documents, and has agreed to provide this Guaranty and enter into the Sponsor Support Agreement for the ratable benefit of the Secured Parties.
NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:
1.    Unless otherwise defined herein, all capitalized terms used herein which are defined in the Note Purchase Agreement or the Sponsor Support Agreement, as applicable (whether directly or by reference to another agreement or document), shall have their respective meanings as therein defined. All references to the Note Purchase Agreement or the Sponsor Support Agreement contained herein shall be construed to mean the Note Purchase Agreement or the Sponsor Support Agreement, as amended, restated, supplemented or otherwise modified from time to time.
2.    Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Beneficiary, as Collateral Agent for the benefit of the Secured Parties, and its successors and permitted assigns, as primary obligor and not as surety, (a) the full and prompt payment when due of all of Issuer’s payment obligations under the Note Purchase Agreement and the other Note Documents and (b) the performance of all obligations of Guarantor and its subsidiaries under, and the payment of all obligations owed pursuant to, the Sponsor Support Agreement. All obligations described in the preceding sentence are collectively referred to herein as the “Obligations”. For the avoidance of doubt, the Obligations shall not exceed the Obligations (as defined in the Note Purchase Agreement) under the Note Purchase Agreement and the other Note Documents. If at any time Issuer fails, or Guarantor and its subsidiaries neglect or refuse, to timely or fully perform any of the Obligations as expressly provided in the terms and conditions of the Note Purchase Agreement or the Sponsor Support Agreement, any grace period applicable with respect thereto under the Note Purchase Agreement or Sponsor Support Agreement, as applicable, has expired, and Issuer or Guarantor and its subsidiaries has or have not cured any such failure to perform a payment obligation by making such payment in full or such failure to perform any other obligation by performing such obligation, then upon receipt of written notice from Beneficiary specifying the failure, Guarantor shall perform, or cause to be performed, any such obligation as required pursuant to the terms and conditions of the Note Purchase Agreement and/or Sponsor Support Agreement, as applicable. With respect to any claim, action or proceeding against Guarantor in connection with this Guaranty, Guarantor shall be entitled to assert only those defenses which Issuer would be able to assert if such claim, action or proceeding were to be asserted or instituted against Issuer based upon the Note Purchase Agreement or Sponsor Support Agreement, as applicable.
3.    Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by Guarantor under the Bankruptcy Code or any applicable federal and state law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
4.    Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of Beneficiary or any other Secured Party hereunder.
5.    No payments made by Issuer, Guarantor or any other Person or received or collected by Beneficiary or any other Secured Party from Issuer, Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by Issuer or Guarantor in respect of the Obligations or payments received or collected from Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of Guarantor hereunder until termination of the Guaranty.
6.    In addition to any rights and remedies of the Secured Parties provided by any applicable Governmental Law, Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence, and during the continuance, of any Event of Default, without notice to Guarantor, any such notice being expressly waived by Guarantor, upon any amount becoming due and payable by Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of Guarantor under any Note Document. Each Secured Party shall notify Guarantor and Beneficiary promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.
7.    This Guaranty is a continuing guaranty by Guarantor of the Obligations. Guarantor hereby consents and agrees that the following actions may be undertaken from time to time without notice to, or the consent of, Guarantor:
(a)    the Note Purchase Agreement and any other Note Document may be amended in accordance with its terms to increase or decrease the obligations of Beneficiary, the holders or Issuer thereunder; and
(b)    Beneficiary, the Required Holders and Issuer may compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under the Note Purchase Agreement or Sponsor Support Agreement, as applicable.
8.    To the fullest extent permitted by Governmental Rule, Guarantor hereby waives the defenses it may now or hereafter have under this Guaranty of:
(a)    any requirements of promptness, diligence, presentment, demand for payment, protest, notice of dishonor, notice of default, notice of acceptance, notice of intent to accelerate, notice of acceleration, notice of the incurring of the Obligations created under or pursuant to the Note Purchase Agreement or the Sponsor Support Agreement and all other notices whatsoever, except as otherwise provided herein;
(b)    any lack of validity, legality or enforceability of this Guaranty, the Note Purchase Agreement (subject to Section 2 hereof), any other Note Document or the Obligations, to the extent legally possible under the Note Purchase Agreement, the Sponsor Support Agreement, this Guaranty, or any agreement or instrument relating thereto;
(c)    any lack or limitation of status or authority of Issuer, or any incapacity or disability of any signatory for Issuer
(d)    the payment by any other Person of a portion, but not all, of the Obligations or any manner of application of collateral or the proceeds thereof to the Obligations;

(e)    any requirement that Beneficiary or any other Person enforce or exhaust any right or remedy or mitigate any damages or take any action against Issuer, any other guarantor, or any other Person or any collateral before proceeding against Guarantor;
(f)    any amendment, modification, or supplement to the Note Purchase Agreement or Sponsor Support Agreement;;
(g)    any waiver or consent with respect to any provisions of the Note Purchase Agreement or Sponsor Support Agreement or any compromise or release of any of the obligations thereunder; and
(h)    subject to Section 2 hereof, any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Issuer, Guarantor, any surety or any guarantor.
9.    Guarantor agrees that this is a guaranty of payment and performance and not merely a guaranty of collection. The liability of Guarantor under this Guaranty shall not be conditional or contingent upon the pursuit of any remedy against Issuer.
10.    Guarantor agrees that payment or performance of any of the Obligations or other acts which toll any statute of limitations applicable to the Obligations, the Note Purchase Agreement or the Sponsor Support Agreement shall also toll the statute of limitations applicable to Guarantor’s liability under this Guaranty.
11.    Guarantor hereby covenants and agrees:
(a)    to promptly notify Beneficiary in writing of any material impairment of (i) the business, operations, condition, assets, liabilities or properties of Guarantor or (ii) the ability of Guarantor to perform its obligations under this Guaranty, which in the case of clauses (i) or (ii) would reasonably be expected to prevent or materially delay the enforcement by Beneficiary of its rights hereunder;
(b)    that no “change of control” as defined in any CRC Debt Agreement shall occur; and
(c)    Guarantor will not incur, create, assume or otherwise suffer to exist Liens on any property of Guarantor to secure Indebtedness for borrowed money, unless (i) Guarantor secures the Notes equally and ratably with (or prior to) such Indebtedness or (ii) after giving effect thereto, the aggregate principal amount of all Indebtedness at any one time outstanding that would otherwise be subject to the restrictions set forth in this Section 11(c) would not exceed $25,000,000 (it being understood and agreed that such $25,000,000 shall not include any Liens securing Indebtedness of the type in clause (i)(B) of the proviso below); provided, however, that for purposes of this Section, all Indebtedness secured by the following will be excluded:
(i)    Liens securing (A) Indebtedness incurred under the credit facility described in clause (a) of the definition of CRC Debt Agreement in an amount not to exceed the Aggregate Maximum Credit Amount as defined in such credit facility on the date of this Agreement, plus all hedging obligations and cash management obligations outstanding from time to time that are secured under such credit facility; provided, that such Indebtedness may only be incurred under an oil and gas reserve-based revolving credit facility with a borrowing base that is determined and redetermined by, prior to an event of default thereunder, an administrative agent and a majority of lenders that are engaged in oil and gas reserve-based lending as a part of their respective businesses (a “Permitted RBL Facility”), (B) Indebtedness incurred under the credit facility described in clause (b) of the definition of CRC Debt Agreement in an amount not to exceed the principal amount (plus any paid-in-kind amounts) as in effect on the date of this Agreement and (C) other Indebtedness (excluding, for the avoidance of doubt, Indebtedness referred to in clause (A) and (B) above) existing on the Closing Date in a principal amount not to exceed the principal amount of such other Indebtedness existing on the Closing Date;
(ii)    Liens existing on Property of, or on any Equity Interests or Indebtedness of, any Person at the time such Person becomes a Subsidiary or at the time such Person is merged into or consolidated with Guarantor or any Subsidiary or at the time of sale, lease or other disposition of the properties of such Person (or a division of such Person) to Guarantor or a Subsidiary as an entirety or substantially as an entirety;
(iii)    Liens in favor of Guarantor or a Subsidiary;
(iv)    Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(v)    Liens existing on Property, Equity Interests or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens (i) to secure the payment of all or any part of the purchase price of such Property, shares or Indebtedness or the cost of construction, installation, expansion, renovation, improvement or development on or of such Property or (ii) to secure any Indebtedness incurred prior to, at the time of, or within two (2) years after the latest of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such Property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;
(vi)    Liens on any specific oil or gas Property (but not all or substantially all of the Guarantor’s or its Subsidiaries’ Property) to secure Indebtedness incurred by Guarantor or any Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such Property;
(vii)    Liens on any Property securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof;
(viii)    Liens on any Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; and
(ix)     any extension, renewal or refunding of any Liens referred to in the foregoing clauses (i) through (viii), inclusive; provided, however, that (i) such extension, renewal or refunding Lien shall be limited to all or part of the same Property, Equity Interests or Indebtedness that secured the Lien extended, renewed or refunded (plus improvements on or replacements of such Property), (ii) such Indebtedness is increased only by the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extension, renewal or refunding and (iii) with respect to clause (i)(A) above, such extension, renewal or refunding Lien shall either (A) secure only Indebtedness incurred under a Permitted RBL Facility or (B) secure Indebtedness incurred to refinance or replace the outstanding principal amount of such Indebtedness in clause (i)(A) above with Indebtedness that has all-in yield equal to or less than LIBOR (or, if unavailable, its generally accepted benchmark replacement rate) plus 7.00%.
12.    Guarantor additionally represents and warrants to Beneficiary as follows:
(a)    Guarantor is a corporation duly organized, validly existing, authorized to do business and in good standing under the laws of Delaware.
(b)    Guarantor has the requisite corporate power and authority to own its Property and assets, transact the business in which it is engaged and to enter into this Guaranty and carry out its obligations hereunder. The execution, delivery, and performance of this Guaranty have been duly and validly authorized and no other corporate proceedings on the part of Guarantor or its Affiliates are necessary to authorize this Guaranty or the transactions contemplated hereby.
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty.
(d)    This Guaranty, when executed, shall constitute a valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with the terms of this Guaranty, except as may be limited by bankruptcy or insolvency or by other Governmental Rules affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.
(e)    As of the date hereof, the execution, delivery, and performance of this Guaranty does not and will not (i) result in a default, breach or violation of the bylaws of Guarantor, or (ii) constitute an event which would permit any person or entity to terminate rights or accelerate the performance or maturity of any indebtedness or obligation of Guarantor, the effect of which would materially affect Guarantor’s ability to meet its obligations under this Guaranty, or (iii) constitute an event which would require any consent of a third party or under any agreement to which Guarantor is bound, the absence of which consent would materially and adversely affect Guarantor’s ability to meet its obligations under this Guaranty.
(f)    Guarantor has reviewed and is familiar with the terms of the Note Purchase Agreement and the other Note Documents, and, to the best of its knowledge, Issuer has provided it with a copy of each Note Document in existence as of the date hereof.
13.    No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Beneficiary rights hereunder, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Beneficiary.
14.    This Guaranty is a continuing guaranty and (i) shall remain in full force and effect until satisfaction in full of all of the Obligations, (ii) shall be binding upon Guarantor and its successors and permitted assigns and (iii) shall inure to the benefit of and be enforceable by Beneficiary and its successors and permitted assigns. Neither Guarantor nor Beneficiary may assign its rights or delegate its duties without the written consent of the other party; provided, that any successor Collateral Agent appointed in accordance with provisions of Section 22.9 of the Note Purchase Agreement shall automatically become the Beneficiary hereunder. Nothing contained herein shall be construed as conferring any rights upon persons or entities other than Beneficiary for the benefit of the Secured Parties.
15.    In the event that Beneficiary or any holder for any reason (including but not limited to bankruptcy preferences), is required to repay or disgorge any amounts received by it in respect of the Obligations upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Issuer or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Issuer or Guarantor or any substantial part of its property, then the liability of Guarantor under this Guaranty, with respect to such amounts, shall be automatically reinstated and Guarantor shall pay Beneficiary on demand all of its documented, reasonable out-of-pocket costs and expenses (including reasonable and documented fees of one primary counsel to Beneficiary and a single local counsel of Beneficiary in each relevant material jurisdiction) incurred in connection with such reinstatement."
16.    To the fullest extent permitted by Governmental Rule, until such time as the Obligations are fully and finally paid and discharged, expired or terminated, Guarantor hereby subordinates any claim, right or remedy that it may now have or may hereafter acquire via subrogation, contribution or reimbursement against Issuer arising under or in connection with this Guaranty to any claim, right or remedy of any Secured Party against Issuer or any other Person or any Collateral that any Secured Party may now have or may hereafter acquire (other than this Guaranty). If, notwithstanding the preceding sentence, any amount shall be paid to Guarantor on account of such subrogation rights at any time when any of the Obligations shall not have been fully and finally paid and discharged, such amount shall be held by Guarantor in trust for Beneficiary (acting for the benefit of the Secured Parties), segregated from other funds of Guarantor and turned over by Guarantor in the form received by Guarantor (duly endorsed (which endorsement shall be made without any representations) by Guarantor to Beneficiary, if requested), to be applied against the Obligations, whether matured or unmatured, in accordance with the Note Documents.
17.    (a) As of the date hereof, Guarantor has conducted its business in compliance with Anti-Money Laundering Laws and Anti-Corruption Laws applicable to Guarantor in all material respects, and has instituted and maintains and will continue to maintain policies and procedures designed to ensure compliance with such laws of the United States of America and with the representation and warranty contained in this Section 17(a).
(b)    For the past five years, Guarantor has not knowingly engaged in, nor is now knowingly engaged in, or will knowingly engage in, any dealings or transactions with any Sanctioned Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(c)    Guarantor will not (i) become (including by virtue of being owned or controlled by a Sanctioned Person), own or control a Sanctioned Person. or (ii) directly or indirectly have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction is prohibited by or subject to sanctions under any Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws applicable to Guarantor.
18.    (a) This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party or any Affiliate of the foregoing, in any way relating to this Guaranty or the transactions relating hereto, in any forum other than any New York State or federal court sitting in the Borough of Manhattan, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Governmental Rule, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each of Guarantor and Beneficiary irrevocably and unconditionally waives, to the fullest extent permitted by Governmental Rule, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section 18. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Governmental Rule, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Governmental Rule.

(e)    Nothing in this Section 18 shall limit the right of Beneficiary to refer any claim against Guarantor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by Beneficiary before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)    EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY GOVERNMENTAL RULE, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE NOTE PURCHASE AGREEMENT AND THE SPONSOR SUPPORT AGREEMENT (AS APPLICABLE) AND THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
19.    Any notices or other communication to be given hereunder shall be given in writing, sent by (a) personal delivery, (b) internationally recognized expedited delivery service, (c) registered or certified United States mail, postage prepaid, (d) facsimile (followed by registered or certified United States mail, postage prepaid) or (e) electronic mail (provided the relevant computer record indicates a full and successful transmission or no failure message is generated) as follows:
To Guarantor:    California Resource Corporation
    27200 Tourney Road, Suite 200
    Santa Clarita, CA 91355
    Fax: 818-661-3750
    Email: Michael.Preston@crc.com
    with a copy to (which shall not constitute notice):
    Elk Hills Power, LLC
    27200 Tourney Road, Suite 200
    Santa Clarita, CA 91355
    Attention: Michael Preston
    Email: Michael.Preston@crc.com
    and
    Sullivan & Cromwell LLP
    125 Broad Street
    New York, NY 10004
    Attention: Alison Ressler; John Estes
    Email: resslera@sullcrom.com; estesj@sullcrom.com

To Beneficiary:    Wilmington Trust, National Association
    as Collateral Agent
    1100 North Market Street
    Wilmington, DE 19890
    Attention: Joseph B. Feil
    Email: jfeil@wilmingtontrust.com
with a copy to (which shall not constitute notice):
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019
Attention: Alan Glantz
Email: alan.glantz@arnoldporter.com
with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
609 Main St.
Houston, TX 77002
Attention: John Pitts, P.C.; Lucas E. Spivey, P.C.
Email: john.pitts@kirkland.com; lucas.spivey@kirkland.com
or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of receipt at the address and in the manner provided herein, or in the case of facsimile or electronic transmission, upon receipt.
20.    In the event that any of the provisions, or portions or applications thereof, of this Guaranty are held to be unenforceable or invalid by any court of competent jurisdiction, Beneficiary, Required Holders and Guarantor shall negotiate an equitable adjustment in such provisions of this Guaranty with a view toward effecting the purpose of this Guaranty, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.
21.    Without the prior written permission of Guarantor, Beneficiary shall not disclose confidential information (“Information”) of Guarantor to any third party other than to the extent Beneficiary would be entitled to disclose Information of Issuer to a third party under Section 20 of the Note Purchase Agreement.
22.    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
23.    No failure or delay on the part of Beneficiary in exercising any right, power or privilege hereunder and no course of dealing between Guarantor, or any of its Affiliates, on the one hand, and the Secured Parties on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Each and every right and remedy of Beneficiary hereunder shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Note Document, or now or hereafter existing at law or in equity.
24.    This Guaranty may be enforced against Guarantor by Beneficiary without any requirement that Beneficiary enforce or exhaust any right or remedy or mitigate any damages or take any action against Issuer or any other Person or any collateral before proceeding against Guarantor and without the necessity of joining Issuer or any other Person in any action or proceeding to enforce this Guaranty.
25.    Termination or Release.
(a)    This Guaranty shall terminate on the date on which the Obligations (other than any contingent indemnification obligations) are fully and finally paid and discharged, expired or terminated in accordance with the Note Documents.
(b)    In connection with any termination or release in accordance with clause (a) of this Section 25, Beneficiary shall, execute and deliver to Guarantor, at Guarantor’s expense, all documents that Guarantor shall reasonably request to evidence such termination or release.
26.    In amplification of, and notwithstanding any other provisions of this Guaranty, in connection with its obligations hereunder and exercising rights in connection therewith, Beneficiary has all of the rights, powers, privileges, exculpations, protections and indemnities as provided to it in the other Note Documents. Notwithstanding anything else to the contrary herein, whenever reference is made in this Guaranty to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by Beneficiary or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by Beneficiary, it is understood that in all cases Beneficiary shall be fully justified in failing or refusing to take any such action under this Guaranty if it shall not have received such written instruction, of the Required Holders (or, where so required under the Note Purchase Agreement, such greater proportion of holders), as it deems reasonably appropriate. This Section 26 is intended solely for the benefit of Beneficiary and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Guaranty as of the date first written above.
CALIFORNIA RESOURCES CORPORATION,
as a Guarantor
By:    /s/ Francisco Leon
Name:    Francisco Leon
Title:    Executive Vice President and
Chief Financial Officer

Signature Page to CRC Guaranty Agreement

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Guaranty as of the date first written above.
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent
By:    /s/ Joseph B. Feil
Name:    Joseph B. Feil
Title:    Vice President

Signature Page to CRC Guaranty Agreement